UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013 (February 25, 2013)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

With over 30 years of service to Chugach Electric Association, Inc. (“Chugach”), on February 25, 2013, Michael R. Cunningham retired from Chugach. In the past six years, Mr. Cunningham has, among many accomplishments, successfully lead the efforts to refinance Chugach’s bullet debt, establish a commercial paper program, establish a backstop liquidity vehicle, finance the construction of a new power plant, refinance Bradley Lake debt and successfully obtain Regulatory Commission of Alaska (“RCA”) approval for Chugach’s re-entry into the Simplified Rate Filing process.

Effective February 28, 2013, Ron Vecera, 55, was appointed Interim Chief Financial Officer and Sr. Vice President, Finance and Administration for Chugach. Prior to this appointment, Mr. Vecera was serving as Director of Renewable Energy Business Development. Mr. Vecera has worked at Chugach for more than 30 years and has held various management positions in the areas of Strategic Planning and Corporate Affairs, Member Services and Planning and Rates. Mr. Vecera has also worked for the Alaska Public Utilities Commission, the predecessor to the RCA, and has an MBA degree, with a concentration in Finance, from Columbia University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2013	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer